 EXHIBIT 10.1

FIRST AMENDMENT TO
ISSUER DIRECT CORPORATION
2014 EQUITY INCENTIVE PLAN

This First Amendment (the “First Amendment”) to Issuer Direct Corporation 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 10, 2016 (the “Amendment Effective Date”), by Issuer Direct Corporation, a Delaware corporation (“Issuer Direct”) as set forth below.

BACKGROUND

WHEREAS, Issuer Direct established the Plan, originally effective as of March 31, 2014, under which Issuer Direct is authorized to grant equity-based incentive awards to certain employees and service providers of Issuer Direct and its subsidiaries;

WHEREAS, Section 21(a) of the Plan provides that Issuer Direct’s board of directors (the “Board”) may amend the Plan subject to, in certain circumstances, the approval of the holders of at least a majority of Issuer Direct’s shares of common stock;

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby and has obtained the approval by Issuer Direct’s shareholders at Issuer Direct’s 2016 Annual Meeting the Amendment Effective Date to increase the number of shares of common stock authorized for grant by 200,000 shares; and

WHEREAS, capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date as set forth below:

1. The first paragraph of Section 4 of the Plan is hereby deleted and replaced in its entirety with the following:

“The stock subject to options granted under the Plan or grants of Restricted Shares or Restricted Stock Units shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of shares of Common Stock of the Corporation (“Shares”) which may be issued and sold under the Plan is 400,000 Shares.”
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2. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, Issuer Direct has caused the execution of this First Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

ISSUER DIRECT CORPORATION

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer